Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com Cerence Announces Third Quarter Fiscal 2025 Results; Revenue and Profitability Exceed High End of Guidance Headlines • Revenue of $62.2 million; Net cash provided by operating activities of $23.7M; Free cash flow of $16.1 million marks fifth consecutive positive quarter • Company raises and narrows full fiscal year guidance for revenue, adjusted EBITDA and free cash flow • Company continues to advance innovation and gain customer momentum for Cerence xUI, its hybrid LLM-based platform BURLINGTON, Mass., August 6, 2025 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global leader pioneering conversational AI-powered user experiences, today reported its third quarter fiscal year 2025 results for the quarter ended June 30, 2025. “I’m excited by our progress and proud of what our team has accomplished this quarter. We exceeded the high end of our guidance with revenue of $62.2M and Adjusted EBITDA of $9.0M. Importantly, we generated strong free cash flow of $16.1M, marking our fifth consecutive quarter of positive free cash flow. Based on our strong performance in Q3 and our guidance for Q4, we are raising and narrowing full fiscal year revenue guidance to $244 to $249 million, as well as raising guidance for Adjusted EBITDA and free cash flow,” said Brian Krzanich, CEO, Cerence AI. Krzanich continued, "Automakers continue to look to Cerence AI as their partner in advancing the future of the in-car experience. With Cerence xUI, we're delivering a hybrid, flexible, fully LLM-based platform that we believe uniquely positions us to support our customers no matter where they are in their innovation or development cycle - and we're seeing this contribute to the business with new customer wins and ongoing momentum through proof-of-concept and development programs. In addition, we continue to thoughtfully advance our strategy outside of automotive, carefully evaluating opportunities and partnerships that we believe will help us bring the power of conversational AI to a variety of user experiences."

Press Release

Results Summary [1,2]
(in millions, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,	
	2025	2024	2025	2024
GAAP revenue [4]	$ 62.2	$ 70.5	$ 191.1	$ 276.7
GAAP gross margin	73.7 %	71.5 %	72.8 %	75.7 %
GAAP total operating expenses [3]	$ 46.8	$ 405.3	$ 139.7	$ 770.1
Non-GAAP total operating expenses	$ 39.6	$ 40.7	$ 107.8	$ 135.1
GAAP net income (loss) [3]	$ (2.7)	$ (313.5)	$ (5.4)	$ (567.7)
Adjusted EBITDA	$ 9.0	$ 12.5	$ 39.8	$ 82.6
GAAP net cash provided by operating activities	$ 23.7	$ 12.9	$ 48.4	$ 11.1
Free cash flow	$ 16.1	$ 12.1	$ 37.1	$ 7.5
GAAP net income (loss) per share - diluted [3]	$ (0.06)	$ (7.50)	$ (0.12)	$ (13.66)

(1) As previously disclosed, for the nine months ended June 30, 2024, revenue included the non-cash revenue associated with a Toyota "Legacy" contract and related impacts totaling $86.6M.
(2) Please refer to the "Discussion of Non-GAAP Financial Measures" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures" included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(3) As previously disclosed, for the nine months ended June 30, 2024, operating expenses included a Goodwill impairment charge of $252M in Q2FY24.
(4) Q3FY25 and Q3FY24 revenue included $0.0 million and $20.0 million of revenue from fixed license contracts, respectively.

Cerence Key Performance Indicators
To help investors gain further insight into Cerence's business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q3FY25
Percent of worldwide auto production with Cerence Technology (trailing twelve months	52%
Change in number of Cerence connected cars shipped (TTM over prior year TTM)[2]	12%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	3%

(1) Please refer to the "Key Performance Indicators" section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2) Based on IHS Markit data, global auto production increased 0.1%, calculated TTM over prior year TTM.
(3) Adjusted Total Billings excludes professional services and fixed license contracts and is adjusted for fixed license consumption. Change in Adjusted Total Billings is calculated TTM over prior year TTM.

Fourth Quarter and Full Year Fiscal 2025 Outlook
For the fiscal quarter ending September 30, 2025, revenue is expected to be in the range of $53 million to $58 million, where no material fixed license revenue contracts are currently expected to be signed during the quarter. Gross margins are projected between 68% and 69%, and net loss is projected to be in the range of

Contact Information

For Media: press@cerence.com

For Investors: cerence@pondel.com

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com $22 million to $18 million. Adjusted EBITDA is expected to be in the range of $2 million to $6 million. The adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs. Given the Company's actual performance through Q3 and its Q4 Guidance, ranges for full fiscal year expectations for revenue, profitability and cash flow have all narrowed and improved. Revenue guidance for the full fiscal year ending September 30, 2025, is expected to be in the range of $244 million to $249 million; net loss is now projected in the range of $28 million to $24 million; adjusted EBITDA is now expected to be in the range of $42 million to $46 million; net cash provided by operating activities is projected in the range of $48 million to $50 million; and free cash flow is expected in the range of $38 million to $42 million. Additional details regarding guidance will be provided during the company’s earnings call. Cerence Conference Call and Webcast The company will host a live conference call and webcast with slides to discuss its results today at 5:00pm Eastern Time / 2:00pm Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here. Webcast access also will be available on the Investor section of the company’s website at https://www.cerence.com/investors/events-and-resources. A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources. Forward Looking Statements Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth, profitability and cash flow; outlook and momentum; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; strategy and plans regarding fixed license contracts and its impact on financial results; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology and Cerence xUI; expected benefits of technology partnerships; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the new administration in the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; automotive production curtailment or delays; changes in customer forecasts; the continuing effects of the COVID-19 pandemic on our and our customers’ businesses; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed license contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt, the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2025 and 2024, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Restructuring and other costs, net. Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net (gains) losses from extinguishment of debt, net (gains) losses from foreign currency translation, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. Key Performance Indicators We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2025, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped on a TTM basis as compared to IHS Markit car production data. • Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services and fixed license billings and adjusted for fixed license consumption. Amounts calculated on a TTM over prior year TTM basis.

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com ____________ See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures. To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn. About Cerence Inc. Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 525 million cars shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai.

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com CERENCE INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited) Three Months Ended June 30, Nine Months Ended June 30, 2025 2024 2025 2024 Revenues: License $ 34,176 $ 43,055 $ 108,361 $ 99,405 Connected services 12,842 10,939 39,197 121,356 Professional services 15,218 16,545 43,584 55,938 Total revenues 62,236 70,539 191,142 276,699 Cost of revenues: License 1,074 1,795 5,288 4,803 Connected services 4,805 5,718 16,095 18,380 Professional services 10,469 12,592 30,618 44,036 Amortization of intangible assets — — — 103 Total cost of revenues 16,348 20,105 52,001 67,322 Gross profit 45,888 50,434 139,141 209,377 Operating expenses: Research and development 27,152 31,184 71,353 96,336 Sales and marketing 5,916 5,208 15,612 16,898 General and administrative 12,340 9,831 36,293 39,283 Amortization of intangible assets 578 550 1,668 1,650 Restructuring and other costs, net 850 1,490 14,744 6,746 Goodwill impairment — 357,076 — 609,172 Total operating expenses 46,836 405,339 139,670 770,085 Income (loss) from operations (948) (354,905) (529) (560,708) Interest income 895 1,287 3,250 3,909 Interest expense (2,409) (3,104) (8,518) (9,451) Other income (expense), net 1,673 626 2,444 2,023 Income (loss) before income taxes (789) (356,096) (3,353) (564,227) (Benefit from) provision for income taxes 1,932 (42,553) 2,000 3,435 Net income (loss) $ (2,721) $ (313,543) $ (5,353) $ (567,662) Net income (loss) per share: Basic $ (0.06) $ (7.50) $ (0.12) $ (13.66) Diluted $ (0.06) $ (7.50) $ (0.12) $ (13.66) Weighted-average common shares outstanding: Basic 43,262 41,795 43,127 41,566 Diluted 43,262 41,795 43,127 41,566

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com CERENCE INC. Condensed Consolidated Balance Sheets (in thousands, except per share amounts) June 30, September 30, 2025 2024 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 73,672 $ 121,485 Marketable securities 5,454 5,502 Accounts receivable, net of allowances of $57 and $1,613 62,220 62,755 Deferred costs 4,696 5,286 Prepaid expenses and other current assets 44,057 70,481 Total current assets 190,099 265,509 Long-term marketable securities — 3,453 Property and equipment, net 34,860 30,139 Deferred costs 16,183 18,051 Operating lease right of use assets 17,377 12,879 Goodwill 299,064 296,858 Intangible assets, net — 1,706 Deferred tax assets 59,098 51,398 Other assets 20,122 22,365 Total assets $ 636,803 $ 702,358 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 5,544 $ 3,959 Deferred revenue 53,249 52,822 Short-term operating lease liabilities 4,158 4,528 Short-term debt — 87,094 Accrued expenses and other current liabilities 44,615 68,405 Total current liabilities 107,566 216,808 Long-term debt 198,823 194,812 Deferred revenue, net of current portion 132,742 114,354 Long-term operating lease liabilities 13,847 8,803 Other liabilities 28,152 26,484 Total liabilities 481,130 561,261 Stockholders' Equity: Common stock, $0.01 par value, 560,000 shares authorized; 43,254 and 41,924 shares issued and outstanding, respectively 433 419 Accumulated other comprehensive loss (26,034) (25,912) Additional paid-in capital 1,108,367 1,088,330 Accumulated deficit (927,093) (921,740) Total stockholders' equity 155,673 141,097 Total liabilities and stockholders' equity $ 636,803 $ 702,358

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com CERENCE INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Nine Months Ended June 30, 2025 2024 Cash flows from operating activities: Net loss $ (5,353) $ (567,662) Adjustments to reconcile net loss to net cash provided by (used in) operations: Depreciation and amortization 8,512 8,049 Provision for credit loss reserve 208 3,624 Stock-based compensation 20,047 19,291 Non-cash interest expense 4,647 4,481 Gain on debt extinguishment (327) — Deferred tax (benefit) provision (5,303) (2,877) Goodwill impairment — 609,172 Unrealized foreign currency transaction (gains) losses (2,708) 507 Other, net (33) (37) Changes in operating assets and liabilities: Accounts receivable (2,949) (3,762) Prepaid expenses and other assets 27,132 16,800 Deferred costs 3,068 3,589 Accounts payable 1,484 (6,233) Accrued expenses and other liabilities (17,134) (3,236) Deferred revenue 17,130 (70,625) Net cash provided by operating activities 48,421 11,081 Cash flows from investing activities: Capital expenditures (11,353) (3,550) Sale and maturities of marketable securities 3,493 9,207 Other investing activities (1,145) (1,332) Net cash (used in) provided by investing activities (9,005) 4,325 Cash flows from financing activities: Principal payments of short-term debt (87,089) — Common stock repurchases for tax withholdings for net settlement of equity awards (2,200) (9,857) Payments for long-term debt issuance costs — (419) Principal payment of lease liabilities arising from a finance lease (331) (303) Proceeds from the issuance of common stock 2,204 10,637 Net cash (used in) provided by financing activities (87,416) 58 Effects of exchange rate changes on cash and cash equivalents 187 (1,096) Net change in cash and cash equivalents (47,813) 14,368 Cash and cash equivalents at beginning of period 121,485 101,154 Cash and cash equivalents at end of period $ 73,672 $ 115,522 Supplemental information: Cash paid for income taxes $ 4,739 $ 8,050 Cash paid for interest $ 3,980 $ 4,389

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (unaudited - in thousands) Three Months Ended June 30, Nine Months Ended June 30, 2025 2024 2025 2024 GAAP revenue $ 62,236 $ 70,539 $ 191,142 $ 276,699 GAAP gross profit $ 45,888 $ 50,434 $ 139,141 $ 209,377 GAAP gross margin 73.7% 71.5% 72.8% 75.7% GAAP total operating expenses 46,836 405,339 139,670 770,085 Stock-based compensation 5,796 5,524 15,488 17,343 Amortization of intangible assets 578 550 1,668 1,753 Restructuring and other costs, net 850 1,490 14,744 6,746 Goodwill impairment — 357,076 — 609,172 Non-GAAP total operating expenses $ 39,611 $ 40,699 $ 107,769 $ 135,071 GAAP net income (loss) (2,721) (313,543) (5,353) (567,662) Stock-based compensation* 6,345 6,166 17,084 19,291 Amortization of intangible assets 578 550 1,668 1,753 Restructuring and other costs, net* 850 1,490 14,744 6,746 Goodwill impairment — 357,076 — 609,172 Depreciation 2,140 2,115 6,844 6,296 Total other expense, net (159) 1,191 2,824 3,519 (Benefit from) provision for income taxes 1,932 (42,553) 2,000 3,435 Adjusted EBITDA 8,966 12,492 39,811 82,550 GAAP net cash provided by operating activities $ 23,700 $ 12,852 $ 48,421 $ 11,081 Capital expenditures (7,649) (774) (11,353) (3,550) Free cash flow $ 16,051 $ 12,078 $ 37,068 $ 7,531 * - $3.0 million in stock-based compensation is included in Restructuring and other costs, net for the nine months ended June 30, 2025 Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Press Release Contact Information For Media: press@cerence.com For Investors: cerence@pondel.com CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.) (unaudited - in thousands, except per share data) Q4 2025 FY2025 Low High Low High GAAP revenue $ 53,000 $ 58,000 $ 244,000 $ 249,000 GAAP gross profit $ 36,224 $ 40,224 $ 175,224 $ 179,224 GAAP gross margin 68% 69% 72% 72% GAAP total operating expenses $ 50,100 $ 51,100 $ 190,100 $ 191,100 Stock-based compensation 5,700 5,700 21,200 21,200 Amortization of intangible assets — — 1,700 1,700 Restructuring and other costs, net 7,700 7,700 22,400 22,400 Non-GAAP total operating expenses $ 36,700 $ 37,700 $ 144,800 $ 145,800 GAAP net income (loss) $ (22,400) $ (18,400) $ (27,800) $ (23,800) Stock-based compensation 6,300 6,300 23,400 23,400 Amortization of intangible assets — — 1,700 1,700 Restructuring and other costs, net 7,700 7,700 22,400 22,400 Depreciation 2,500 2,500 9,300 9,300 Total other expense, net 500 500 3,200 3,200 Provision for (benefit from) income taxes 7,400 7,400 9,400 9,400 Adjusted EBITDA $ 2,000 $ 6,000 $ 41,600 $ 45,600 GAAP net income (loss) per share - basic and diluted $ — $ — $ — $ — Weighted-average common shares outstanding - basic and diluted 43,000 43,000 43,100 43,100 GAAP net cash provided by operating activities $ 48,000 $ 50,000 Capital expenditures (10,000) (8,000) Free cash flow $ 38,000 $ 42,000